Attached to and made part of Group Annuity Contract No. AC 2100

between

The Equitable Life Assurance Society of the United States

and

Trustees of the American Dental Association Members Retirement Trust and of the American Dental Association Members Pooled Trust for Retirement Plans

Rider No. 10

IT IS HEREBY AGREED that, effective as of July 1, 1999, said Contract is amended as described below:

1. *The following definition is added after the definition of "Equity Funds":*

   "Equity Income Fund – Equitable's Separate Account No. 206."

2. *The definition of "Equity Funds" is amended to read as follows:*

   " Equity Funds – The ADA Foreign Fund, Aggressive Equity Fund, Growth Equity Fund, Equity Index Fund, Lifecycle Fund-Conservative, Lifecycle Fund – Moderate and Equity Income Fund."

3. *The definition of "Funding Account" is amended to read as follows:*

   "Funding Account – an account maintained under Article II, Article III or Section 4.6 to which contributions to the Trusts are allocated and which is adjusted to reflect, as applicable, interest, income, gains, losses, penalties, expenses, charges and fees. The following Funding Accounts will be maintained: the Money Market Guarantee, the Aggressive Equity Fund, the Growth Equity Fund, the Real Estate Fund, the ADA Foreign Fund, the Equity Index Fund, the Lifecycle Fund-Conservative, the Lifecycle Fund-Moderate, the Equity Income Fund and the GRAs offered by a Major Insurance Carrier pursuant to Article III."

4. *The first sentence of the definition of "Separate Account" is amended to read as follows:*

   "Separate Account – Pooled Separate Account Nos. 4, and 30 and Separate Account Nos. 191, 195, 197, 198, 200 and 206."

5. *A new sixth sentence is added to the last paragraph of the definition of "Separate Account Unit Value" to read as follows:*

   "The Separate Account Unit Value for the Equity Income Fund shall be $10.00 as of July 1, 1999, the first day that the funds shall be offered as Funding Accounts."

6. *The first sentence of Section 2.9 is amended to read as follows:*

   "2.9 Eight Separate Accounts – the Growth Equity Fund, the Aggressive Equity Fund, the Real Estate Fund, the ADA Foreign Fund, the Equity Index Fund, the Lifecycle Fund-Conservative, the Lifecycle Fund-Moderate and the Equity Income Fund--are available as Funding Accounts."

7. *Section 2.12 is amended to read as follows:*

   "2.12 Contributions and transfers to the ADA Foreign Fund, the Equity Index Fund, the Aggressive Equity Fund and the Equity Income Fund shall be invested in the shares of funds registered under the Investment Company Act of 1940 ("1940 Act") as open – end diversified management investment companies (the "Investment Company"). If net transfers and withdrawals from the ADA Foreign Fund, the Equity Index Fund, the Aggressive Equity Fund or the Equity Income Fund exceed the cash available to pay such transfers and/or withdrawals, transfers and /or withdrawals may be deferred pending settlement of the redemption of shares from the Investment Company.

8. *Section 4.7 is amended to read as follows:*

   "4.7 Equitable reserves the right to suspend the offer of or terminate the ADA Foreign Fund, the Equity Index Fund, the Lifecycle Fund-Conservative, the Lifecycle Fund-Moderate, the Aggressive Equity Fund or the Equity Income Fund, (the "Outside Funds") in the event that Equitable, in its sole and reasonable discretion, determines that (a) investments made for the Outside Funds fail to meet applicable securities laws and the rules and regulations promulgated thereunder, and /or the standard of care required by Section 4240 (a) (2) (C) of New York Insurance Law; or (b) it is no longer administratively feasible to maintain any of the Outside Funds."

New York, New York

FOR THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES:

Chairman and Chief Executive Officer	Vice President and Secretary
______________________	______________________
Assistant Registrar	Date of Issue

FOR THE CONTRACT HOLDER: Trustees of the American Dental Association Members Retirement Trust and of the American Dental Association Members Pooled Trust for Retirement Plans

______________________, Trustee	______________________, Trustee
______________________, Trustee	______________________, Trustee
______________________, Trustee	______________________, Trustee
______________________, Trustee	______________________, Trustee
______________________, Trustee	______________________, Trustee
______________________, Trustee	______________________, Trustee
______________________, Trustee	______________________, Trustee
______________________, Trustee	______________________, Trustee

Attachment to Summary Sheet
The Equitable Life Assurance Society of the U.S.

Form No. APC-10,030-99

1) Type of Contract:

Guaranteed Interest Contract-the Guaranteed Rates Accounts have fixed 3-year and 5-year maturities, however they are not subject to Reg. 139 because the contract is issued and delivered in Illinois.

2) Withdrawals/Transfers:

Contractholder Withdrawals/Transfers-the Contractholder can terminate the contract's participation in any of the Funding Accounts offered, and can transfer assets to any other Funding Accounts offered. Participant consent is not required, and no MVA or penalty applies. (Section 4.1A)

Restrictions/Limitations-Withdrawals made from a 3-Year or 5-Year Weekly Guaranteed Rate Account prior to its maturity may incur an Interest Rate Adjustment (as specified in Section 2.6) unless the withdrawal is made under a distribution option of at least 3 years duration or upon death, disability, or attainment of age 70½. No withdrawals are permitted from the 5-Year Weekly GRA during the first two years. (Section 2.6)

3) Contract Discontinuance/Termination

Election by:

Any party may terminate said Contract on the last day of any month, provided written notice of such termination is received by the party at least 24 months before the date of termination. (Section 7.1)

Effect:

- All separate accounts other than Separate Account No. 43 (the Money Market Guarantee Account) will be paid out at market value on the date designated for termination.

- With regards to Separate Account No. 43, that account may be terminated at any time upon 12 months written notice to the Equitable. Pay out will be in 12 monthly installments beginning on the last business day of the twelfth calendar month following Equitable's receipt of such written notice. (Section 7.4)

- With regard to the Guaranteed Rate Accounts, no withdrawals and/or transfers are permitted upon contract termination prior to maturity, except as described in Section 2.6.

New York State Insurance Department - Life and Health Bureau

Summary Sheet
Group Annuity, Group Funding Agreement and Synthetic GIC Policy Forms

Name of Insurance Company: The Equitable Life Assurance Society of the U.S.

Policy Form No: APC-10,030-99

If this form replaces or resembles previously submitted or approved forms(s), please state that form number(s), Department Control Number (s), date(s) of approval and the reasons for replacement, or if this form is a new product, describe its significant features in the space for additional comments.

Check all that apply:

Generally

Annuity ☒ Funding Agreement ☐

Synthetic GIC ☐

Other ☐ (Specify: ____________)

Type of Form:

Contract ☐ Rider ☒

Endorsement ☐ Certificate ☐

Other ☐ (Specify: ____________)

Usage:

In-State ☒ Out-of-State ☐ Both ☐

NY Compliance Standards:

§1714 ☐ §3219 ☐

§3222 ☐ §3223 ☒

§4238(b) (paragraph(6)(5)) ☒

Allocated/§3223(d) ☐

Regulation 139 ☐

§4223/Regulation 127 ☐

§4240 ☒

Regulation 47 ☐

Regulation 128 ☐

Type of Plan and Market:

Retirement Plan Type:

Defined Benefit ☐

Defined Contribution ☒

(Specify type: profit sharing, pension, 401K)

Other ☐

Tax Status/Market:

Qualified 401(a) ☑ Non-Qualified ☐

Keogh/HR.10 ☐ No Common Law Employees ☐

401(k) ☒ 408(k) (SEP) ☐

408(b) ☐ 403(b) ☐ 404(c) ☒

Section 457 ☐ Public ☐

Other ☐ (Specify: ____________)

Form Characteristics:

Type of Contract:

Deposit Administration ☒ IPG ☐

Guaranteed Interest Contract ☒

Fixed Maturity - Reg. 139 §40.2(j)(1) ☐

No Fixed Maturity - Reg. 139 §40.2(j)(2) ☐

Separate Account ☒

Pooled ☒

Non-pooled ☐

Book Value Separate Account ☐

§4240(a)(5)(i) ☐

§4240(a)(5)(ii) ☐

Market Value Separate Account ☒

Regulation 128 ☐

Regulation 47 ☒

Synthetic GIC ☐

Experience Rated ☐

Fixed Maturity ☐

Constant Duration ☐

Non-participating, Fixed Maturity ☐

Other ☐ (Specify: ________________________________)

Contributions - Type/Source:

Single Sum ☐ Ongoing Indefinite Duration ☒

Deposit Window ☐ (Specify duration: ____________)

Nonpayment penalty ☐

Employer ☐ Employee ☐ Both ☒

Salary Reduction ☒ Other Employee ☐

Rollover or Transfer ☒

Other ☐ (Specify: ________________)

Withdrawals/Transfers:

Benefit Responsive: Yes ☒ No ☐

Participant-Directed transfers ☒

Participant-Initiated withdrawals ☒

Contractholder Withdrawals/transfers ☐

Participant Consent ☐

Reduction in Participant Account ☐

MVA Withdrawal Not Assessed at Participant Level ☐

Restrictions/Limitations ☐

Allocated Share ☐ (Specify: ______________)

Competing Fund ☐ Free Corridor ☐

MVA ☐ Withdrawal Charge ☐

Non-Allowed ☐

Interest Guarantees:

Definite Rates ☐ Indeterminate Rates ☐

Indexed Rates ☐ Excess Interest/Participating ☒

Other ☒ (Specify: 1 Month, 3 Year & 5 Year)

Portfolio Method ☒ Investment Year Method ☐

Accounting Features:

Allocated ☐

Vested, Nonforfeitable Accounts ☐

Forfeiture Account ☐

Unallocated ☒

Annuity Purchase Rate Guarantees:

Guaranteed Annuity Purchase Rates ☒

Betterment of Rates Provision ☒

Unisex Rates ☒ Sex Distinct Rates ☐

Both ☐ (Explain: ____________________)

Contract Discontinuance/Termination:

Election by:

Contractholder ☒ (Restrictions: ________________________)

Company ☒ (Restrictions: ________________________)

Effect

Single Sum - Book ☐ Single Sum - Market ☒

Installment - Reg. 139 §40.5(d) ☐

Installment - Reg. 139 §40.5(e) ☐

Other ☐ (Specify: ________________)

Maturity Date only ☒ (For Guaranteed Rate Accounts)

MVA Formula: None

Asset based ☐ Liability Based ☐

Amendable ☐

Benefit Options:

Fixed Annuities ☒ Variable Annuities ☒

Cash or Lump Sum ☒

Minimum Distribution Options ☒

Additional Comments: ____________________